Exhibit 10.11.4

INDEX

SECURITY AGREEMENT

dated as of March 21, 2006

between

NEWSTAR STRUCTURED FINANCE OPPORTUNITIES, LLC

as Issuer

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee and as Custodian

i

THIS SECURITY AGREEMENT dated as of March 21, 2006 is entered into by and between NEWSTAR STRUCTURED FINANCE OPPORTUNITIES, LLC, a Delaware limited liability company (the “Issuer”) and U.S. Bank National Association, acting in its capacities as Trustee (in such capacity, together with its successors and assigns, the “Trustee”) and as Custodian (in such capacity, together with its successors and assigns, the “Custodian”).

The Issuer, NewStar Financial, Inc., certain investors, the Trustee and IXIS Financial Products Inc., as Investor Agent under the Note Purchase Agreement referred to below (in such capacity, the “Investor Agent”) are parties to a Note Purchase Agreement dated as of March 2 I, 2006 (the “Note Purchase Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by said investors to the Issuer in an aggregate principal amount not exceeding $200,000,000 at any one time outstanding.

To induce said investors to enter into the Note Purchase Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Obligations (as defined in the Note Purchase Agreement). Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Terms defined in the Note Purchase Agreement are used herein as defined therein. The principles of construction and rules of interpretation set forth in Section 1.5 of the Note Purchase Agreement shall apply, mutatis mutandis, to this Agreement, with each reference to “this Agreement” in said Section 1.5 being a reference to this Agreement. In addition, as used herein, the following terms have the following respective meanings:

“Certificated Security” has the meaning specified in Section 8-102(a)(4) of the UCC.

“Clearing Corporation” has the meaning specified in Section 8-102(a)(5) of the UCC.

“Clearing Corporation Security” means a “security” (as defined in Section 8-102(a)(15) of the UCC) that is a Financial Asset that is registered in the name of a Clearing Corporation or the nominee of such Clearing Corporation and, if a Certificated Security, is held in the custody of such Clearing Corporation or a custodian on its behalf.

“Clearstream” means Clearstream Banking, socirt6 anonyme, a corporation organized under the laws of the Duchy of Luxembourg.

“Clearstream Security” means a “security” (as defined in Section 8-102(a)(15) of the UCC) that (a) is a debt or equity security and (b) is capable of being transferred to the account of a Custodian at Clearstream pursuant to Section 6.5, whether or not such transfer has occurred.

“Collateral” has the meaning specified in Section 2.1.

“Collateral Account” means the account, referenced as such, established pursuant to Section 6.2(a).

“Collections” means, with respect to any Collateral owned by the Issuer, all principal payments, interest payments, fees and other payments received by the Issuer with respect thereto and all other amounts paid with respect to such Collateral, including dividends of any type, distributions with respect thereto and any proceeds of collateral for, or any guaranty of, such Collateral or the relevant Obligor’s obligation to make payments with respect thereto.

“Custodian” has the meaning specified in Section 6.4(c).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Euroclear Security” means a “security” (as defined in Section 8-102(a)(15) of the UCC) that (a) is a debt or equity security and (b) is capable of being transferred to the account of a Custodian at Euroclear pursuant to Section 6.5, whether or not such transfer has occurred.

“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC.

“Instrument” has the meaning specified in Section 9-102(a)(47) of the UCC.

“Investor Agent” has the meaning specified in the second paragraph of this Agreement.

“Issuer” has the meaning specified in the first paragraph of this Agreement.

“Issuer Order” means a written order or request dated and signed in the name of the Issuer by an Authorized Officer of the Issuer or (if herein provided) of the Collateral Manager.

“Money” has the meaning specified in Section 1-201 (24) of the UCC.

“Note Purchase Agreement” has the meaning specified in the second paragraph of this Agreement.

“Permitted Liens” means (a) materialmen’s, warehousemen’s, mechanics and other Liens arising by operation of law in the ordinary course of business for sums not due or sums that are being contested in good faith and against which adequate reserves are being maintained, (b) Liens for taxes if such taxes shall not at the time be due and payable or the validity or amount thereof is currently being contested by an appropriate Person in good faith by appropriate proceedings and against which adequate reserves are being maintained, and (c) Liens in favor of the Trustee and the Custodian.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Delaware or New York (whichever governs (a) the creation of the related security interest, (b) the law governing the perfection, the effect of perfection or nonperfection and the priority of a security interest in the related Collateral and (c) the perfection, the effect of perfection or nonperfection and the priority of a security interest in the related Collateral, as the case may be).

ARTICLE II

GRANT OF SECURITY INTEREST

Section 2.1 Grant by the Issuer. As collateral security for the prompt payment in full and performance when due (whether at stated maturity, by acceleration, by liquidation or otherwise) of the Obligations, the Issuer hereby pledges to the Trustee, for the benefit of the Investor Agent, the Trustee, the Swingline Investor and the Investors, and grants to the Trustee, for the benefit of the Investor Agent, the Trustee, the Swingline Investor and the Investors, a continuing security interest in, lien on, and right of set-off against, all of its right, title and interest in, to and under all accounts, payment intangibles, general intangibles, chattel paper, electronic chattel paper, instruments, deposit accounts, letter-of-credit rights, investment property and any and all other property of any type or nature owned by it, including the Collateral Account, this Agreement, each other Financing Document (including all of the rights and remedies of the Issuer hereunder and thereunder), each Collateral Debt Security owned by it, all Collections with respect thereto, all Eligible Investments, all Cash and all Underlying Instruments, whether now owned or hereafter acquired and whether now existing or hereafter coming into existence (collectively, the “Collateral”).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations of the Issuer. The Issuer represents and warrants to the Trustee, the Swingline Investor and each Investor that:

(a) Schedule of Collateral Debt Securities. Annex 1 hereto contains a complete list of each Collateral Debt Securities owned by the Issuer on the date hereof, and the information set forth on Annex 1 hereto with respect to each such Collateral Debt Security on the date hereof is true, accurate and complete.

(b) Ownership of Collateral. Immediately before giving effect to each transfer of Collateral Debt Securities, Eligible Investments and other Collateral by the Issuer to the Custodian in accordance with Section 6.5, the Issuer will have good and marketable title to such Collateral Debt Securities, Eligible Investments and other Collateral, the Issuer will be the sole beneficial owner of such Collateral Debt Securities, Eligible Investments and other Collateral, and the Issuer will have the right to receive all Collections on such Collateral Debt Securities, Eligible Investments and other Collateral, in each case free and clear of all liens, security interests and adverse claims other than the pledge, security interest, lien and right of set-off granted pursuant hereto and Permitted Liens.

(c) Security Interest. The Issuer has full right, and has received all consents and approvals required by the related Underlying Instruments, to grant the pledge, security interest, lien and right of set-off in its rights in the Collateral to the Trustee. Upon each transfer of Collateral by the Issuer in the manner specified in Section 6.5, and after the other actions described in Section 6.5 have been taken by the appropriate parties, the Trustee will have a perfected pledge of and security interest in such Collateral and all proceeds thereof (subject to Section 9-315 of the UCC), which security interest will be prior to all other interests in such Collateral (in the case of proceeds, subject to Section 9-315 of the UCC) other than Permitted Liens. No filings other than those described or referred to in Section 6.5 or any other action other than those described in Section 6.5 will be necessary to perfect such security interest under the UCC.

Section 3.2 Representations of the Custodian. The Custodian represents and warrants that:

(a) it is a “bank” within the definition given in Section 26(a)(1) of the Investment Company Act;

(b) it or its parent has a combined capital and surplus of at least $500,000,000 as set forth in its most recent annual published report of condition;

(c) it is not an Affiliate of the Issuer;

(d) it, in its representative capacity, is not providing credit or credit enhancement to the Issuer.

ARTICLE IV

COVENANTS

The Issuer agrees that, until the payment and satisfaction in full of the Obligations (other than contingent indemnification obligations, as to which no claim giving rise thereto has been asserted) and the expiration or termination of the Commitments:

Section 4.1 Title Covenants. At no time shall the Issuer:

(a) create, permit or suffer to exist any lien or security interest in the Collateral other than the pledge, security interest, lien and right of set-off granted pursuant hereto or any lien granted to a Clearing Corporation pursuant to its rules or any Permitted Lien; or

(b) except as otherwise expressly permitted herein or in the Note Purchase Agreement, sell, transfer, assign, deliver or otherwise dispose of any Collateral or any interest therein.

Section 4.2 Trustee, Swingline Investor or any Investor May Perform. If the Issuer fails to perform any agreement to be performed by it contained herein, the Trustee (or the Investor Agent, the Swingline Investor or any Investor on behalf of the Trustee) may itself give, make, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers, and take such acts, as the Trustee, the Investor Agent, the Swingline Investor or such Investor may reasonably determine to be necessary or desirable from time to time to create and perfect, and establish, preserve or otherwise protect the priority of, the pledge, security interest, lien and right of set-off of the Trustee, for the benefit of the Investor Agent, the Swingline Investor and the Investors, in the Collateral and otherwise perform, or cause performance of, any other such actions as the Trustee (or the Investor Agent, the Swingline Investor or such Investor on behalf of the Trustee) shall determine is necessary or desirable, and the reasonable expenses of the Trustee, the Investor Agent, the Swingline Investor and the Investors incurred in connection therewith shall be payable by the Issuer and shall be part of the Obligations.

Section 4.3 Perfection, etc. The Issuer shall:

(a) give, make, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment and at the request of the Trustee) to create and perfect, and establish, preserve or otherwise protect the priority of, the pledge, security interest, lien and right of set-off granted by it pursuant to Article II or to enable the Trustee to exercise and enforce its rights hereunder with respect to such pledge, security interest, lien and right of set-off;

(b) keep full and accurate books and records relating to the Collateral;

(c) permit representatives of the Trustee, upon reasonable notice, at any time during normal business hours, to inspect and make abstracts from its books and records pertaining to the Collateral to the extent permitted by the Note Purchase Agreement and, while a Default has occurred and is continuing, forward copies of any notices or communications received by it with respect to the Collateral to the Trustee, all in such manner as the Trustee may reasonably require; and

(d) direct each Obligor in respect of any Collateral to make any payments due or to become due in respect of such Collateral directly to the Concentration Account or the Collateral Account.

Section 4.4 No Other Financing Statements. The Issuer shall not file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Trustee (or the bank acting as Trustee) is not named as the sole secured party.

Section 4.5 Prior Parties; Care of Collateral. The Trustee shall not be required to take steps necessary to preserve any rights against prior parties with respect to any of the Collateral.

Section 4.6 Continuing Liability of the Issuer. Anything herein to the contrary notwithstanding, the Issuer shall remain liable under each Underlying Instrument, interest and obligation included in the Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and shall do nothing to impair the security interest of the Trustee in any Collateral. The Trustee shall not have any obligation or liability under any such Underlying Instrument, interest or obligation by reason of or arising out of this Agreement or the receipt by the Trustee of any payment relating to any such Underlying Instrument, interest or obligation pursuant hereto, and the Trustee shall not be required or obligated in any manner to perform or fulfill any of the obligations of the Issuer thereunder or pursuant thereto or to make any payment or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Underlying Instrument, interest or obligation or to present or file any claim or to take any action to collect or enforce any . performance or the payment of any amount thereunder to which it may be entitled at any time.

Section 4.7 Limitation on Certain Changes. The Issuer shall not, without at least 30 days prior written notice to the Trustee, (a) change its location (within the meaning of Section 9-307 of the UCC) or (b) change its limited liability company name from the name shown on the signature pages hereto.

Section 4.8 Further Assurances. The Issuer agrees that, from time to time upon the written request of the Trustee, it shall execute and deliver such further documents and do such other acts and things as the Trustee may reasonably request in order fully to effect the purposes of this Agreement.

ARTICLE V

REMEDIES

Section 5.1 Remedies. At any time that an Event of Default shall have occurred and be continuing and any Obligations are then due and payable, but subject to the Collateral Manager’s rights under Section 6.2(d) of the Note Purchase Agreement:

(a) the Issuer shall, at the request of the Trustee, assemble any Collateral not held pursuant to, or in accordance with, the Account Control Agreement at such place or places, reasonably convenient to both the Trustee and the Issuer, designated in such request;

(b) the Trustee may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments or otherwise modify the terms of any of the Collateral;

(c) the Trustee shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Trustee were the sole and absolute owner thereof (and the Issuer agrees to take all such actions as may be appropriate to give effect to such right);

(d) the Trustee in its discretion may, in its name or in the name of the Issuer or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral but shall be under no obligation to do so;

(e) the Trustee may set-off any amounts payable by the Issuer with respect to any Obligations against any Collateral in the form of Cash (or any obligation of any Investor or the Swingline Investor to make a payment to the Issuer, whether hereunder or under any other agreement); and

(f) the Trustee may, as of and after the date that is 90 days after the occurrence of an Event of Default, or immediately in the case of an Event of Default described in Section 6.1 (h) of the Note Purchase Agreement, upon ten Business Days’ prior written notice to the Issuer of the time and place (which, for the avoidance of doubt may be provided during the 90 day period specified above), with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Trustee or any of its agents, sell, assign or otherwise dispose of all or any part of such Collateral, in a commercially reasonable manner, at such place or places as the Trustee deems best, and for Cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Trustee, the Investor Agent, the Swingline Investor, any Investor or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise) of the Issuer, any such demand, notice, claim and right or equity being hereby expressly waived and released to the extent permitted by law. The Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The Trustee shall incur no liability as a result Of the sale of the Collateral, or any part thereof, at any private sale pursuant to this Section 5.1 conducted in a commercially reasonable manner. The Issuer hereby waives any claims against the Trustee arising by reason of the fact that the price at which the Collateral may have been sold at any such private sale conducted in a commercially reasonable manner was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Trustee accepts the first offer received and does not offer the Collateral to more than one offeree.

The Issuer recognizes that, by reason of certain prohibitions and restrictions contained in the Securities Act, in applicable state securities laws and in the Underlying Instruments themselves, the Trustee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof or to limit purchasers to Persons that meet eligibility criteria specified in such Underlying Instruments. The Issuer acknowledges that any such private sales may be at prices and on terms less favorable to the Trustee than those obtainable through a public sale without such restrictions and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.

The proceeds of each collection, sale or other disposition under this Section 5.1 shall be applied in accordance with Section 5.2.

Section 5.2 Application of Proceeds. The proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto (including any amounts on deposit in, or otherwise standing to the credit of, the Collateral Account) shall be applied by the Custodian (at the Trustee’s direction) as set forth in Section 2.8(0 of the Note Purchase Agreement.

Section 5.3 Power of Attorney. The Trustee is hereby appointed the attorney-in-fact of the Issuer for the purpose, during any period when this Agreement is in effect and an Event of Default shall have occurred and be continuing, of taking any action and executing any instruments which the Trustee may reasonably deem necessary or advisable to accomplish the purposes of this Agreement (including with respect to the exercise of any remedies hereunder against the Issuer), which appointment as attorney-in-fact is irrevocable and coupled with an interest; provided, however, that the grant of such power shall not be construed to impose upon the Trustee any responsibility for performance of the Issuer’s obligations.

ARTICLE VI

COLLATERAL ACCOUNT AND COLLATERAL

Section 6.1 Collection of Money.

(a) Except as otherwise expressly provided herein, while an Event of Default has occurred and is continuing, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Trustee pursuant to this Agreement and the other Financing Documents, including all payments or any other amounts due on the Collateral Debt Securities and Eligible Investments, in accordance with the terms and conditions of such Collateral Debt Securities and Eligible Investments.

(b) The Issuer shall provide the Trustee with a copy of each agreement under which the Issuer sells by assignment all or any part of a Collateral Debt Security owned by the Issuer. Upon receipt of written certification by the Issuer or the Collateral Manager (which may take the form of standing instructions with respect to a specified portion of all payments received on designated Collateral Debt Securities) to the effect that specified amounts received by the Trustee (or the Custodian on the Trustee’s behalf) from an Obligor do not constitute Collections subject to this Agreement but are required by the terms of an assignment agreement to be paid by the Issuer to the assignee of the Issuer or otherwise, the Trustee shall compare such certification or instructions with the terms of the related assignment agreement and if they are substantially consistent will direct the Custodian to disburse such amounts to the Person entitled thereto, as directed in such certificate.

Section 6.2 Collateral Account.

(a) The Custodian has specified in the Account Control Agreement that it has established a single, segregated trust account which shall be designated as the Collateral Account, which may include any sub-accounts thereof established by the Custodian for administration purposes and which shall be held in the name of the Trustee, for the benefit of the Investor Agent, the Swingline Investor and the Investors, and over which the Trustee shall have exclusive control and the sole right of withdrawal subject to disbursement of funds thereon at the direction of the Collateral Manager in accordance with the Note Purchase Agreement and this Agreement. Any reference in this Agreement or the other Financing Documents to the “Collateral Account” shall, unless otherwise expressly provided, include a reference to any sub-account of the Collateral Account. To the extent that an Obligor does not make the applicable payment directly to the Collateral Account, the Issuer or the Trustee, as the case may be, shall from time to time deposit into the Collateral Account promptly upon its receipt thereof (i) all proceeds received from the disposition of any Collateral by the Issuer, (ii) all Collections with respect to the Collateral and (iii) all other funds received by the Trustee in respect of the Collateral (unless, in each case, simultaneously reinvested in Collateral Debt Securities, subject to Article VII of the Note Purchase Agreement, or used to prepay the Advances in accordance with Section 2.8 of the Note Purchase Agreement). The Issuer shall cause to be deposited into the Collateral Account each contribution of equity capital in the form of Cash. All Monies deposited from time to time in the Collateral Account pursuant to this Agreement shall be held by the Custodian on behalf of the Trustee as part of the Collateral and shall be applied for the purposes provided herein and in the Note Purchase Agreement.

(b) By Issuer Order executed by an Authorized Officer of the Collateral Manager (which may be in the form of standing instructions), the Issuer shall at all times direct the Custodian in writing (with a copy to the Trustee) to invest all funds on deposit in the Collateral Account as so directed in Eligible Investments having stated maturities no later than the Business Day immediately preceding the next Payment Date. The Trustee, within one Business Day after having knowledge of any non-Cash distribution or other proceeds in respect of the Collateral, shall so notify the Issuer, and the Issuer shall, within 45 days of receipt of such notice from the Trustee, use commercially reasonable efforts to sell such distribution or other proceeds for Cash (at a price equal to the fair market value thereof as reasonably determined by the Collateral Manager and, to the extent applicable, in accordance with the Note Purchase Agreement) to any Person (including an Affiliate of the Issuer) and deposit the proceeds thereof in the Collateral Account for investment pursuant to this Section 6.2; provided that the Issuer need not sell such distributions or other proceeds if the Collateral Manager delivers a certificate of an Authorized Officer to the Trustee certifying that such distributions or other proceeds constitute Collateral Debt Securities or Eligible Investments or are otherwise permitted by the Note Purchase Agreement to be held by the Issuer.

(c) If, prior to the occurrence of an Event of Default, the Issuer (or the Collateral Manager on its behalf) shall not have given any investment directions pursuant to Section 6.2(b), the Trustee shall seek instructions from the Collateral Manager within one Business Day after transfer of funds to the Collateral Account. If the Trustee does not thereupon receive written instructions from the Collateral Manager within five Business Days after transfer of such funds to the Collateral Account, it shall direct the Custodian to invest and reinvest the funds held in such Collateral Account, as fully as practicable, but only in one or more Eligible Investments of the type described in clause (b) of the definition thereof maturing no later than the Business Day immediately preceding the next Payment Date. If, after the occurrence of an Event of Default, the Collateral Manager shall not have given investment directions to the Trustee pursuant to Section 6.2(b) for three consecutive days, the Trustee shall direct the Custodian to invest and reinvest such Monies as fully as practicable in Eligible Investments of the type described in clause (b) of the definition thereof maturing not later than the earlier of (i) 30 days after the date of such investment or (ii) the Business Day immediately preceding the next Payment Date. All interest and other income from such investments shall be deposited in the Collateral Account, any gain realized from such investments shall be credited to the Collateral Account, and any loss resulting from such investments shall be charged to the Collateral Account. The Trustee shall not in any way be held liable by reason of any insufficiency of the Collateral Account resulting from any loss relating to any such investment.

(d) On each Payment Date, the Issuer (or the Collateral Manager on its behalf) shall by Issuer Order executed by an Authorized Officer of the Collateral Manager, delivered to the Trustee and the Custodian, direct the Custodian to withdraw funds on deposit in the Collateral Account representing Interest Proceeds and apply such amounts as provided in Section 2.8(f)(i) of the Note Purchase Agreement. On each Payment Date, the Issuer (or the Collateral Manager on its behalf) shall by Issuer Order executed by an Authorized Officer of the Collateral Manager, delivered to the Trustee and the Custodian, direct the Custodian to withdraw funds on deposit in the Collateral Account representing Principal Proceeds and apply such amounts as provided in Section 2.8(f)(ii) of the Note Purchase Agreement.

(e) During the Reinvestment Period (and only during the Reinvestment Period) and provided no Event of Default shall have occurred and be continuing, the Issuer (or the Collateral Manager on its behalf) may by Issuer Order executed by an Authorized Officer of the Collateral Manager, delivered to the Trustee and the Custodian, direct the Custodian to withdraw funds on deposit in the Collateral Account representing Principal Proceeds (and, to the extent permitted by Sections 2.8(f)(i) and 5.8(b) of the Note Purchase Agreement, excess Interest Proceeds) and the proceeds of all Advances and Swingline Advances and invest such funds in Collateral Debt Securities as permitted under and in accordance with the requirements of the Note Purchase Agreement and such Issuer Order.

(f) The Issuer (or the Collateral Manager on its behalf) may by Issuer Order executed by an Authorized Officer of the Collateral Manager, delivered to the Trustee and the Custodian, direct the Custodian to withdraw funds on deposit in the Collateral Account representing Principal Proceeds (and, to the extent permitted by Section 2.8(f)(i) of the Note Purchase Agreement, excess Interest Proceeds) and apply such funds to the payment or prepayment of the Advances or as otherwise permitted or required by the Note Purchase Agreement and such Issuer Order.

(g) The Trustee shall at all times be party to the Account Control Agreement which shall provide, inter alia, that the establishment and maintenance of the Collateral Account shall be governed by the law of the State of New York and that the Custodian agrees to treat all assets credited to the Collateral Account as Financial Assets for purposes of the UCC. Any and all assets or securities at any time on deposit in, or otherwise to the credit of, the Collateral Account shall be held for the benefit of the Trustee. Except in connection with a liquidation pursuant to Article V, the only permitted withdrawal of assets or securities (other than Cash) from the Collateral Account or in, or otherwise to the credit of, the Collateral Account shall be as directed, upon Issuer Order, in accordance with the provisions of this Section 6.2, Section 6.3 and Section 6.4.

(h) The Trustee agrees to give the Issuer immediate notice if the Collateral Account or any assets or securities on deposit therein, or otherwise to the credit thereof, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(i) The Trustee agrees with the Issuer that the Issuer shall be entitled to exercise the rights under Section 4 of the Account Control Agreement so long as no Event of Default shall have occurred and be continuing. The Trustee agrees not to deliver notice to the Custodian that an Event of Default has occurred and is continuing unless an Event of Default has in fact occurred and is continuing.

Section 6.3 Origination or Acquisition of Collateral Debt Securities and Eligible Investments. Each time that the Issuer originates or acquires any Collateral Debt Security or Eligible Investment or other Collateral, the Issuer shall, if such Collateral Debt Security or Eligible Investment or other Collateral has not already been transferred to the Collateral Account, transfer or cause the transfer of such Collateral Debt Security or Eligible Investment and other Collateral to the Custodian to be held in accordance with the terms of this Agreement and the Account Control Agreement. The security interest of the Trustee in the funds or other property utilized in connection with such acquisition shall, immediately and without further action on the part of the Trustee, be released from the pledge, security interest, lien and right of set-off granted pursuant hereto. The pledge, security interest, lien and right of set-off of the Trustee, for the benefit of Investor Agent, the Trustee, the Swingline Investor and the Investors, shall nevertheless come into existence and continue in the Collateral Debt Securities and Eligible Investments and other Collateral so originated or acquired, including all rights of the Issuer in and to any Underlying Instruments and Collections with respect to such Collateral Debt Securities and Eligible Investments and other Collateral.

Section 6.4 Release of Security Interest in Sold Collateral Debt Securities and Eligible Investments.

(a) Upon any sale or other disposition by the Issuer of a Collateral Debt Security or Eligible Investment or other Collateral (or portion thereof) in accordance with the terms of this Agreement and the Note Purchase Agreement, the pledge, security interest, lien and right of set-off of the Trustee in such Collateral Debt Security or Eligible Investment or other Collateral (or the portion thereof which has been sold or otherwise disposed of), and in all Collections and rights under Underlying Instruments with respect to such Collateral Debt Security or Eligible Investment or other Collateral (but not in the proceeds of such sale or other disposition), shall, immediately upon the sale or other disposition of such Collateral Debt Security or Eligible Investment or other Collateral (or such portion), and without any further action on the part of the Trustee, be released except to the extent of the interest, if any, in such Collateral Debt Security or Eligible Investment or other Collateral which is then retained by the Issuer or which thereafter reverts to the Issuer for any reason.

(b) If no Event of Default has occurred and is continuing, the Custodian shall, upon receipt of an Issuer Order executed by an Authorized Officer of the Collateral Manager, delivered to the Trustee and the Custodian at least two Business Days prior to the date of delivery directed in such Issuer Order (or such fewer number of days as the Trustee may agree), deliver or cause to be delivered to or on the order of the Collateral Manager any Instrument included in the Collateral to the related debtor for ultimate sale or exchange or for presentation, collection, enforcement, renewal or registration of transfer; provided that the lien of this Agreement on such Instrument remains perfected in accordance with Section 9-312(g) of the UCC and such Instrument shall remain subject to the lien of this Agreement unless and until released in accordance with the foregoing clause (a).

(c) The Trustee shall hold all Certificated Securities (that are not Clearing Corporation Securities, Clearstream Securities or Euroclear Securities) and Instruments in physical form at the office of the Custodian which, initially, shall be U.S. Bank National Association, with its address at U.S. Bank National Association, 1719 Range Way, Florence, South Carolina 29501, Fax: (843) 673-4925, Attention: Sandra Farrow – NewStar Structured Finance Opportunities LLC. Any successor custodian shall be a state or national bank or trust company which is not an Affiliate of the Issuer and has capital and surplus of at least $250,000,000.

Section 6.5 Method of Collateral Transfer. The transfer of a Collateral Debt Security, Eligible Investment or any other Collateral of one of the types set forth below to the Custodian to be held for the benefit of the Trustee, for the benefit of the Investor Agent, the Trustee, the Swingline Investor and the Investors, shall be done in the following manner (with any and all other actions necessary to create in favor of the Trustee, for the benefit of the Investor Agent, the Trustee, the Swingline Investor and the Investors, a valid, first-priority security interest in each item of Collateral under applicable law and regulations (including Articles 8 and 9 of the UCC) in effect at the time of such transfer):

(a) each time that the Issuer, or the Collateral Manager on behalf of the Issuer, shall direct or cause the origination or acquisition of any Collateral Debt Security or Eligible Investment, the Collateral Manager (on behalf of the Issuer) shall, if such Collateral Debt Security or Eligible Investment has not already been transferred to the Collateral Account and credited thereto, cause the transfer of such Collateral Debt Security or Eligible Investment, including any Instrument or Certificated Security together with undated transfer powers executed in blank evidencing the same, to the Custodian to be held in and credited to the Collateral Account for the benefit of the Trustee in accordance with the terms of the Account Control Agreement; and

(b) in the case of a “general intangible” (within the meaning of the applicable Uniform Commercial Code), the Issuer shall, within ten days of the Closing Date (or ten days of the acquisition date), file, or cause the filing of, all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law.

Section 6.6 Termination. Upon the payment in full of all Obligations (other than contingent indemnification obligations, as to which no claim giving rise thereto has been asserted) and the termination of the Commitments, this Agreement shall terminate and the Trustee shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Issuer. The Trustee shall also execute and deliver to the Issuer upon such termination and payment such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the Issuer to effect the termination and release of the pledge, security interest, lien and right of set-off granted pursuant to Article II.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at the “Address for Notices” specified beneath its name on the signature pages hereto or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

Section 7.2 No Waiver. No failure on the part of the Trustee, the Swingline Investor or any Investor to exercise, and no course of dealing with respect to,.and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Trustee, the Swingline Investor or any Investor of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

Section 7.3 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Issuer and the Trustee (with the consent of the Required Investors as specified in the Note Purchase Agreement).

Section 7.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Issuer, the Trustee, the Swingline Investor and the Investors. Neither party shall assign or transfer any of its rights or obligations hereunder without the prior written consent of the other party (except that the Trustee may transfer all of its rights and obligations hereunder to any successor thereto under the Note Purchase Agreement), and any such purported assignment without such consent shall be void.

Section 7.5 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 7.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 7.7 Waiver of Jury Trial. THE ISSUER, THE TRUSTEE AND THE CUSTODIAN HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.8 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Section 7.9 Agents and Attorneys-in-Fact. The Trustee may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

Section 7.10 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Trustee, the Swingline Investor and the Investors in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

Section 7.11 Bankruptcy Non-Petition and Limited Recourse. Notwithstanding any other provision of this Agreement, each of the Trustee and the Custodian covenants and agrees that it shall not, prior to the date which is one year and one day (or, if longer, any applicable preference period plus one day) after payment in full of the Obligations or, if any Offered Securities are issued, for at least one year and one day (or, if longer, any applicable preference period plus one day) after the latest maturing Offered Security is paid in full, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or any similar proceeding under any federal or state bankruptcy or similar law; provided, however, that nothing in this provision shall preclude, or be deemed to stop, the Trustee (a) from taking any action prior to the expiration of the aforementioned one year and one day period in (i) any case or proceeding voluntarily filed or commenced by the Issuer or (ii) any involuntary insolvency proceeding filed or commenced against the Issuer by a person other than the Trustee, the Swingline Investor, any Investor or any of their respective Affiliates or (b) from commencing against the Issuer or the Collateral any legal action which is not a bankruptcy, reorganization, arrangement, insolvency or a liquidation proceeding. No recourse shall be had for any amounts payable or any other obligations arising under this Agreement against any officer, member, director, employee, partner or security holder of the Issuer or any of their respective successors or assigns. The provisions of this Section 7.11 shall survive the termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

NEWSTAR STRUCTURED FINANCE OPPORTUNITIES, LLC

By:	/s/ John J. Frishkopf
	Name:	John J. Frishkopf
	Title:	Managing Director

Address for Notices: c/o NewStar Financial, Inc. 500 Boylston Street, Suite 1600 Boston, MA 02116 Fax: (617) 848-4399 Attention: Operations

Security Agreement

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Kyle Beth Harcourt
	Name:	Kyle Beth Harcourt
	Title:	Vice President

Address for Notices: U.S. Bank, N.A. One Federal Street, 3rd Floor Boston, MA 02110 Fax: (503) 258-6028 Attention: NewStar Structured Finance Opportunities

Security Agreement

INDEX

Annex 1

SCHEDULE OF COLLATERAL DEBT SECURITIES

NewStar Structured Finance Opportunities, LLC CDS List

1st Financial 2005-1	$4,500,000
Bayview Financial	—
CBA Commercial M-5	5,100,000
CBA Commercial M-6	1,340,000
CFH Funding LLC	5,000,000
Equilease Funding Corporation	5,000,000
Strong Capital 2005-1	4,972,812
BlueGreen 2005-A Class E	7,401,890
BlueGreen 2005-A Class F	4,342,444
IndyMac 2005-L2 Class M	3,000,000
Melrose Investors L.L.C.	10,000,000
Popular/EquityOne 2005-C B1	7,838,000
Popular 2005-D BI	2,990,000
Popular 2005-D B2	2,093,000

Total:	63,578,146